UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SOLIDION TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOLIDION TECHNOLOGY, INC.
13355 Noel Rd, Suite 1100
Dallas, TX 75240
(972) 918-5120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on June 3, 2024

To our Stockholders:

You are cordially invited to attend the 2024 Special Meeting of Stockholders (the “Special Meeting”) of Solidion Technology, Inc. (the “Company,” “we,” “us” or “our”) to be held on June 3, 2024 at 10:00 a.m., Eastern Time. The special meeting will be held virtually, at https://www.cstproxy.com/solidiontech/2024.

Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement, which is dated May 23, 2024 and is first being mailed to shareholders on or about that date.

At the Special Meeting, we will ask stockholders to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of shares of our common stock issuable upon the exercise of the warrants issued pursuant to the terms of a Securities Purchase Agreement dated March 13, 2024, between the Company and certain investors (the “SPA”), in an amount that may equal or be in excess of 20% of our common stock outstanding before the issuance of such shares (including by the operation of anti-dilution provisions contained in the warrant) (the “Nasdaq Proposal”).

In addition, we will also as stockholders to authorize the Board of Directors of the Company (the “Board”) to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-10 to 1-for-50 (the “Reverse Stock Split Proposal”). We will also transact any other business that may properly come before the Special Meeting or at any adjournments or postponements of the Special Meeting.

The Nasdaq Proposal and the Reverse Stock Split Proposal are more fully described in the proxy statement accompanying this Notice. Please refer to the proxy statement for further information with respect to the business to be transacted at the Special Meeting. The Board of Directors unanimously recommends that you vote “FOR” the Nasdaq Proposal and the Reverse Stock Split Proposal.

We hope you will be able to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of Solidion Technology, Inc. We look forward to seeing you at the Special Meeting.

By Order of the Board of Directors
/s/ Bor Z Jang
Bor Z Jang
Executive Chairman of the Board of Directors

PROXY STATEMENT
INFORMATION ABOUT THE SPECIAL MEETING AND PROXY MATERIALS

This proxy statement is being furnished to the stockholders of Solidion Technology, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), as of May 21, 2024 (the “Record Date”) in connection with the solicitation of proxies for use at the 2024 Special Meeting of Stockholders of the Company (the “Special Meeting”). The special meeting will be held virtually, at https://www.cstproxy.com/solidiontech/2024. This solicitation of proxies is made on behalf of our board of directors (the “Board”).

On March 13, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain investors for the issuance of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (or one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrant”)), (ii) two Series A warrants each to purchase one share of common stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of common stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series B Warrant” and together with the Pre-Funded Warrant and the Series A Warrant, the “Warrants”). The maximum number of shares of common stock underlying the Series A Warrants and Series B Warrants is 10,266,664 shares and 25,666,660 shares, respectively.

The purpose of the Special Meeting is to (i) approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of our common stock issuable upon the exercise of the Warrants in an amount that may equal or be in excess of 20% of our common stock outstanding before the issuance of such shares (including by the operation of anti-dilution provisions contained in the warrant) (the “Nasdaq Proposal”); and (ii) authorize the Board of Directors of the Company (the “Board”) to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-10 to 1-for-50 (the “Reverse Stock Split Proposal”). In addition to the Nasdaq Proposal and the Reverse Stock Split Proposal, at the Special Meeting you will be asked to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Our Board has fixed the close of business on May 21, 2024 as the Record Date for determining the Company’s stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof. A complete list of stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Each holder of our common stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Special Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Special Meeting.

We have engaged Advantage Proxy, Inc. (“Advantage Proxy”), a proxy solicitation firm, to solicit proxies on behalf of the Company. The Company will pay Advantage Proxy its customary fees for services rendered in connection with the Special Meeting. Advantage Proxy may solicit the return of proxies, either by mail, telephone, email or through personal contact. The cost of solicitation will be borne by us, including the fees of Advantage Proxy as well as the reimbursement of their expenses. Our directors and employees may also solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

This proxy statement summarizes the information you need to know in order to vote on the proposals to be considered at the Special Meeting in an informed manner.

We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that you may consider important in determining how to vote your shares at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What proposals will be voted on at the Special Meeting?

You will be asked to vote on the following proposals at the Special Meeting:

1.      Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance of shares of our common stock underlying the Warrants in an amount that may be equal to or exceed 20% of our common stock outstanding (the “Nasdaq Proposal”);

2.      Authorization of the Board to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-10 to 1-for-50 (the “Reverse Stock Split Proposal”).

3.      Approval to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Who Can Vote?

Only holders of record of shares of our common stock as of the close of business on the record date, May 21, 2024 (the “Record Date”), are entitled to receive notice of, and to vote at, the Special Meeting. Each share of common stock entitles the holder thereof to one vote. Your shares may be voted at the Special Meeting, or any adjournment or postponement thereof, only if you are present in person at the virtual meeting or your shares are represented by a valid proxy.

A list of the stockholders entitled to vote at the Special Meeting may be examined at our principal executive office in Dallas, Texas during ordinary business hours for the ten-day period preceding the Special Meeting for any purposes related to the meeting. The stockholder list will also be available to stockholders during the Special Meeting.

Difference between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”

Quorum

At the close of business on the Record Date, there were 86,900,398 shares of our common stock outstanding and entitled to vote at the Special Meeting. The presence of a majority of the outstanding shares of our common stock constitutes a quorum, which is required in order to hold and conduct business at the Special Meeting. Your shares are counted as present at the Special Meeting if you:

•        Are present in person at the virtual Special Meeting; or

•        Have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Special Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see below under the heading “Broker Non-Votes.”

Voting Your Shares

You can vote your shares at the special meeting by proxy or virtually.

You can vote by proxy by having one or more individuals who will be at the special meeting vote your shares for you. These individuals are called “proxies” and using them to cast your vote at the special meeting is called voting “by proxy.”

If you wish to vote by proxy, you must (i) complete the enclosed form, called a “proxy card,” and mail it in the envelope provided or (ii) submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

If you complete the proxy card and mail it in the envelope provided or submit your proxy by telephone or over the Internet as described above, you will designate Jaymes Winters to act as your proxy at the special meeting. One of them will then vote your shares at the special meeting in accordance with the instructions you have given them in the proxy card or voting instructions, as applicable, with respect to the proposals presented in this proxy statement. Proxies will extend to, and be voted at, any adjournment(s) of the special meeting.

Alternatively, you can vote your shares in person by attending the special meeting virtually.

A special note for those who plan to attend the special meeting and vote virtually: if your shares are held in the name of a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee holding your shares. You will not be able to vote at the special meeting unless you obtain a legal proxy from the record holder of your shares.

Our Board is asking for your proxy. Giving our Board your proxy means you authorize it to vote your shares at the special meeting in the manner you direct. You may vote for or against any proposal or you may abstain from voting. All valid proxies received prior to the special meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the Nasdaq Proposal, the Reverse Stock Split Proposal and, if presented, the Adjournment Proposal, and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the special meeting.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact our proxy solicitor, Advantage Proxy, at 866-894-0536 (call toll-free), or by sending an email to ksmith@advantageproxy.com.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a legal proxy from the record holder to vote their shares at the special meeting.

Even if you intend to attend the Special Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Special Meeting. Please see the important instructions and requirements below under the heading “Attendance at the Special Meeting.”

Deadline for Submitting Your Proxy on the Internet or by Telephone

Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 2, 2024. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the voting instruction form forwarded by your broker, bank, trust or other nominee by mail.

YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance even if you plan to attend the Special Meeting.

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Special Meeting. Stockholders of record may revoke a proxy prior to the Special Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at 13355 Noel Rd., Suite 1100, Dallas, Texas, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the virtual Special Meeting and voting during the meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

Appraisal Rights

Under Delaware law, stockholders have no appraisal or dissenters’ rights in connection with the matters proposed to be acted upon herein and we will not independently provide our stockholders with any such right.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:

•        FOR the Nasdaq Proposal;

•        FOR the Reverse Stock Split Proposal; and

•        FOR the Adjournment Proposal.

In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Special Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Special Meeting other than those described in this proxy statement.

Broker Non-Votes

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Special Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers do not have discretionary authority to vote on the Nasdaq Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal.

Votes Required

The following table summarizes the voting requirements and the effects of broker non-votes and “withhold” votes or abstentions on each of the proposals to be voted on at the Special Meeting:

Proposals	Required Vote	Effect of Broker Non-Votes	Effect of “Withhold” Votes or Abstentions
1. Nasdaq Proposal	Majority of votes cast	None	None
2. Reverse Stock Split Proposal	Two-thirds of outstanding shares	Against	Against
3. Adjournment Proposal	Majority of votes cast	None	None

Solicitation of Proxies

We have engaged Advantage Proxy, a proxy solicitation firm, to solicit proxies on behalf of the Company. The Company will pay Advantage Proxy its customary fees for the services rendered in connection with the Special Meeting. Advantage Proxy may solicit the return of proxies, either by mail, telephone, email or through personal contact. The cost of solicitation will be borne by us, including the fees of Advantage Proxy as well as the reimbursement of their expenses. Our directors and employees may also solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

If you choose to access the proxy materials and/or submit a proxy to vote on the Internet or telephonically, you are responsible for access charges you may incur.

Attendance at the Special Meeting

You may attend the Special Meeting, as well as vote and submit questions during the Special Meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROPOSAL 1
NASDAQ PROPOSAL

TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE
WARRANTS ISSUED BY US ON MARCH 15, 2024

Description of the Warrants

On March 13, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “investors”) for aggregate gross proceeds of approximately $3.85 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. EF Hutton, LLC, acted as the exclusive placement agent for the Private Placement. The Private Placement closed on March 15, 2024.

As part of the Private Placement, the Company issued an aggregate of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “common stock”) (or one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrant”)), (ii) two Series A warrants each to purchase one share of common stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of common stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series B Warrant” and together with the Pre-Funded Warrant and the Series A Warrant, the “Warrants”).

The Pre-Funded Warrants are exercisable on issuance at an exercise price of $0.0001 per share of common stock and will not expire until exercised in full. The Series A Warrants are exercisable upon issuance and have an exercise price of $0.75 per share of common stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from the date of Stockholder Approval (as defined in the SPA). The Series B Warrants will be exercisable following the Reset Date (as defined in the Series B Warrant), will have an exercise price of $0.0001 per share of common stock and will have a term of 5.5 years from the date of Stockholder Approval (as defined in the SPA). The exercise price and number of shares of common stock issuable under the Series A Warrants are subject to adjustment and the number of shares of common stock issuable under the Series B Warrant will be determined following the later to occur of: (i) the earlier of (A) the first trading day after the date on which a resale registration statement covering the resale of all Registrable Securities (as defined in the Series B Warrant) has been declared effective for 10 consecutive trading days or (B) the first trading day after the date on which the investors may sell the Registrable Securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) for a period of 10 consecutive trading days, or (ii) the 11th trading day after Stockholder Approval (as defined in the SPA) is obtained (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the common stock during the Reset Period (as defined in the Series B Warrant) (the “Series B Warrant Exercise Price Formula”), subject to a pricing floor of $0.15 per share of common stock, such that the maximum number of shares of common stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 10,266,664 shares and 25,666,660 shares, respectively. In the event either of clauses (i) or (ii) in the immediately preceding sentence has not occurred, “Reset Date” means the 11th trading day after twelve months and 30 trading days following the issuance date of the Series B Warrants.

The foregoing description of the SPA and the Warrants does not purport to be complete and is qualified in its entirety by reference to the forms of such agreements, copies of which are attached as exhibits 4.1, 4.2, and 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024, which exhibits are incorporated by reference herein.

The Company’s common stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”). On March 13, 2024, the date the parties executed and delivered the SPA, the Company’s common stock closed at a price per share of $1.74 and the average closing price for the five preceding days was approximately $1.30. The Series A Warrants are exercisable upon issuance and have an exercise price of $0.75 per share of common stock (subject to certain anti-dilution and share combination event protections), which is below the Minimum Price. The exercise price of the Series B Warrants will be determined based on the Series B Warrant Exercise Price Formula which, depending on market conditions, could potentially be below the Minimum Price.

Registration Rights Agreement

In connection with the execution of the SPA, the Company entered into a registration rights agreement pursuant to which the Company undertook to file a resale registration statement covering all of the Registrable Securities on behalf the investors no later than 20 trading days following the closing date of the Private Placement.

Reasons for Stockholder Approval and Potential Consequences of Not Approving this Proposal

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval for the issuance, other than in a public offering, of common stock equal to 20% or more of the common stock outstanding on March 13, 2024, the date we entered into the SPA, for a price less than the “Minimum Price” as defined in the Nasdaq Listing Rules (the “Nasdaq 20% Rule”). There were 86,900,398 shares of our common stock outstanding on March 13, 2024. Even though we do not necessarily anticipate issuing that many shares at this time, it is possible under the terms of the SPA that in the aggregate over the life of this arrangement we might issue enough shares to violate the Nasdaq 20% Rule. Therefore, in order to ensure there is not a violation and the resulting delisting, which would be detrimental to the price and liquidity of our stock, we are seeking stockholder approval for the issuance of the shares underlying the Warrants. In addition, in the SPA we agreed to seek stockholder approval of the issuance of shares of common stock underlying the Warrants.

We have entered into voting agreements with each of our officers and directors pursuant to which they have agreed to vote their shares in favor of the Nasdaq Proposal.

If the Nasdaq Proposal is not approved, it could have various effects on the Company. For example:

•        We will be unable to exercise the Warrants into shares of common stock to the extent that conversion of the Warrants would result in the issuance of 20% or more of the issued and outstanding shares of common stock on the date we entered into the SPA.

•        If our stockholders do not approve this Nasdaq Proposal, we will be required to seek stockholder approval of this proposal every three months until we receive stockholder approval of this proposal or the Warrants are no longer outstanding. We are not seeking the approval of our stockholders to authorize our issuance of the Warrants, as we have already entered into the SPA and issued the Series A Warrants and the Series B Warrants, which are binding obligations on us. The failure of our stockholders to approve the Nasdaq Proposal will not negate the existing terms of the documents governing the Warrants. The Warrants will remain outstanding and the terms of the SPA will remain binding obligations of the Company.

Seeking stockholder approval multiple times would require us to devote cash and management resources to those stockholder meetings, and would leave less resources for the execution of our business plan.

Effect of the Issuance of Shares Pursuant to the SPA

The issuance of securities pursuant to the SPA will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders.

We have agreed to file the registration statement to permit the public resale of the shares of common stock issued under the SPA and the shares of common stock issuable upon exercise of the Warrants. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

We generally have no or limited control over whether the Warrant holders exercise their Warrants. We are therefore unable to accurately forecast or predict with certainty the total amount of shares of Company common stock that may be issued to the investors under the SPA. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of common stock to the Warrant holders under the terms of the SPA. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of common stock, if necessary, to the Warrant holders under the terms of the SPA.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast and entitled to vote thereon. Abstentions will have no effect on the outcome of this Nasdaq Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE NASDAQ PROPOSAL.

PROPOSAL 2
REVERSE STOCK SPLIT PROPOSAL

General

Our Board has adopted and is recommending that our stockholders approve an amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio within such range to be determined by the Board, or a committee of the Board, in its discretion, and included in a public announcement (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment notwithstanding prior stockholder approval of such amendment. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation which would be filed with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Appendix A.

By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which a number of outstanding shares of our common stock between ten (10) and fifty (50), inclusive, would be combined into one share of our common stock. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may also elect not to effect any Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of Nasdaq. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-10 to 1-for-50 but would not effect a decrease to the number of shares of common stock that the Company will be authorized to issue, the proposed Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “— Principal Effects of the Reverse Stock Split — Relative Increase in Number of Authorized Shares of common stock for Issuance” below.

Purpose and Background of Reverse Split

The Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:

•        The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees;

•        The Board believes that a higher stock price may increase the acceptability of our common stock to investors who may not find shares of our common stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices; and

•        The Board believes that some potential employees are less likely to work for the Company if we have a low stock price, regardless of size of our overall market capitalization.

In approving the proposed amendment to our Certificate of Incorporation, the Board considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower-priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

In light of the factors mentioned above, our Board unanimously approved the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board, or a special committee designated by our Board, will be a whole number in a range of 1-for-10 to 1-for-50. The Board also has the authority to abandon the Reverse Stock Split amendment.

In determining the Final Ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

•        our ability to maintain the listing of our common stock on Nasdaq;

•        the historical trading price and trading volume of our common stock;

•        the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;

•        the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase common stock and the related impact on the trading price of our common stock;

•        the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;

•        the anticipated impact of a particular ratio on the number of holders of our common stock; and

•        prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Final Ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•        the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

•        the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company; and

•        the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and outstanding shares of common stock

If the Reverse Stock Split is approved and effected, each holder of our common stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Final Ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “— Fractional Shares”. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock, respectively, now authorized common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Relative increase in number of authorized shares of common stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 302,000,000 shares of capital stock (the “Capital Stock”), consisting of 300,000,000 shares of common Stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share.

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the Final Ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendment is approved, all or any of the authorized and unissued shares of our common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share. The Company regularly considers its capital requirements and may need to conduct equity offerings of common stock in the future. The relative increase in the number of shares of common stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of common stock.

Effect on outstanding equity incentive plans

The Company maintains the Solidion Technology, Inc. 2023 Equity Incentive Plan (the “Plan”), which is designed primarily to provide stock-based incentives to individual service providers of the Company. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the effective time of the Reverse Stock Split, (i) the number of shares of common stock issuable upon exercise or vesting of such awards under the Plan would be proportionally reduced based on the Final Ratio selected by our Board and (ii) and any per share exercise price and/or any stock price goals applicable to such awards would be proportionally increased based on the Final Ratio selected by our Board, subject to the terms of the applicable Plan and the award agreement. In addition, the number of shares available for future issuance and any share-based award limits under the any of the Plan will be proportionately reduced based on the Final Ratio selected by our Board.

Effect on warrants

If the Reverse Stock Split is approved and effected, under the terms of the Company’s outstanding warrants (the “Warrants”) and the applicable warrant agreements, the number of shares of common stock issuable on exercise of each Warrant will be proportionately decreased, the Warrant purchase price will be equitably adjusted based on the Final Ratio selected by our Board. The terms of our outstanding Warrants do not permit issuance of fractional shares upon exercise of such Warrants. Instead, the number of shares issuable shall be rounded down upon exercise of the Warrants.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates (if applicable)

If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the Final Ratio contained in the Certificate of Amendment

Registered “book-entry” holders of common stock

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “— Fractional shares” below).

Beneficial holders of common stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of common stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the Final Ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Final Ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Anti-takeover Effects of Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of our common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Final Ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of common stock. This summary is based upon the provisions of the Code, regulations promulgated by the U.S. Department of the Treasury thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders of our common stock in light of their particular circumstances or to U.S. Holders of our common stock that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations or governmental organizations; (iv) brokers or dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members, S corporations or other pass-through entities; (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders; or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVISE. EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of fractional shares, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the U.S. Holder’s adjusted tax basis in the shares of common stock surrendered that is allocable to such fractional share. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A U.S. Holder may be subject to information reporting with respect to any cash received in lieu of a fractional share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service. Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions will have the same effect on the outcome of this Reverse Stock Split Proposal as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3
ADJOURNMENT PROPOSAL

General

The Adjournment Proposal, if adopted, will allow the Board of Directors to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Reverse Stock Split Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the Board of Directors may not be able to adjourn the Special Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal or the Reverse Stock Split Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 22, 2024, by:

•        each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•        each executive officer;

•        each director; and

•        all of the executive officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or vesting of an RSU) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

The information set forth in the table below is based on 86,900,398 shares of our common stock issued and outstanding on May 22, 2024.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed below is 13355 Noel Rd, Suite 1100, Dallas, TX 75240.

Name and Address of Beneficial Owner(1)	Beneficial Ownership	Percent of Class
More than 5% Beneficial Owners
Global Graphene Group, Inc.(2)	68,055,000	90.4%

Named Executive Officers and Directors
Dr. Bor Jang	—	*	%
Jaymes Winters	—	*	%
Vlad Prantsevich	—	*	%
Karin-Joyce (KJ) Tjon	—	*	%
John Davis	—	*	%
Cynthia Ekberg Tsai	—	*	%
Dr. Yang Shao-Horn	—	*	%
James Vance	—	*	%
Dr. Songhai Chai	—	*	%
All executive officers and directors as a group (10 persons)	—	*	%

____________

*        Denotes beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals listed under the headings “Executive Officers and Directors” and “More than Five Percent Holders” is c/o Solidion Technology, Inc., 13355 Noel Rd, Suite 1100, Dallas, TX 75240.

(2)      Based on a Schedule 13D filed by Global Graphene Group, Inc. (“G3”) on February 6, 2024. G3 is managed by a board of directors (the “G3 Board”) consisting of Dr. Jang, Dr. Zhamu, Henry Wang, Max Wu, Wei Hsu, Edson Chang, and Hyun Yeo. Any action by G3 with respect to the shares of HBC or, following the completion of the Transactions, the shares of Solidion, including voting and dispositive decisions, requires a majority vote of the members of the board of managers of G3. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of G3’s directors, none of the directors is deemed to be a beneficial owner of shares of HBC or, following the completion of the Transactions, shares of Solidion, even those in which any director holds a pecuniary interest. Accordingly, none of the directors is deemed to have or share beneficial ownership of the shares of HBC held by G3 or the shares of Solidion that are anticipated to be held by G3. G3 has 75 holders of its equity interests. Dr. Jang, Dr. Zhamu, Western & Southern Financial Group, Inc. and Mr. Wang beneficially own approximately 23%, 12%, 10% and 8% of the equity interests of G3 on a fully diluted basis, respectively, and such beneficial ownership constitutes a majority of the equity interests of G3. Other than Dr. Jang, Dr. Zhamu and Western & Southern Financial Group, Inc., no individual or entity beneficially owns in excess of 10% of the equity interests of G3 on a fully diluted basis.

INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Proxy Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and other documents referenced herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this Proxy Statement and the documents referenced herein and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements.

Forward-looking statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC, including under the heading “Risk Factors” within our Annual Report on Form 10-K for the year ended December 31, 2023. The events and circumstances reflected in the forward-looking statements may not be achieved or occur or may not occur within the anticipated time frame and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Regulations regarding the delivery of copies of proxy statements to stockholders permit us, banks, brokerage firms and other nominees to send one Proxy Statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate Proxy Statement, we will promptly deliver a separate copy to such stockholder that contacts us at 13355 Noel Rd., Suite 1100, Dallas, Texas; or by telephone at: (972) 918-5120. Any stockholders of record sharing an address who now receive multiple copies of our proxy materials who wish to receive only one copy of these materials per household in the future should also contact the Company’s Secretary by mail or telephone as instructed above. Any stockholders sharing an address whose shares of our common stock are held by a bank, broker or other nominee who now receive multiple copies of our proxy materials, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. These reports contain additional information about the Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of our website is www.oceanbiomedical.com.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Special Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Special Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

APPENDIX A

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SOLIDION TECHNOLOGY, INC.

Solidion Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation recommending and declaring advisable that the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Article IV, Section 4.1 of the Amended and Restated Certificate of Incorporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[            ]1 reverse stock split of the Corporation’s shares of common stock (the “Common Stock”) shall become effective, pursuant to which (i) each [             ]1shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 302,000,000 shares, consisting of (a) 300,000,000 shares of Common Stock, and (b) 2,000,000 shares of preferred stock (the “Preferred Stock”).”

SECOND: That, at a special meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD: That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

____________

1         Shall be a whole number between and including 10 and 50, which number is referred to as the “Reverse Split Factor”.

Appendix A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [         ] on this [        ] day of [        ], 2024.

Solidion Technology, Inc.
By:
Name: Jaymes Winters
Title: Chief Executive Officer

[Signature Page to Certificate of Amendment to Second Amended and Restated Certificate of Incorporation]

Appendix A-2